Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Trudy M. Self

Self & Associates

909.336.5685

iSatori Reports Second Quarter and First Six Months 2015 Financial Results

GOLDEN, CO--(MarketWired – August 13, 2015) - iSatori, Inc. (OTCQB: IFIT), an emerging leader in the development and marketing of scientifically engineered nutritional supplements for healthier lifestyles, under the iSatori (www.isatori.com), BioGenetic Laboratories (www.BioGeneticLabs.com), and Energize (www.TryEnergize.com) brands, today announced its second quarter and first six months 2015 results. A complete report of the Company's (GAAP) financial results for the quarter ended June 30, 2015, will be available today on its quarterly report filed with the Securities and Exchange Commission on Form 10-Q.

Total revenues (after returns, discount, and promotional trade allowances) for the quarter ended June 30, 2015, were $2.489 million compared with revenues of $2.918 million in the second quarter 2014, a decrease of 14.7%. The reduction in revenues is primarily a result of the unanticipated decline in revenues of a product mix shift from the sales of the weight loss dietary supplement segment in iSatori’s business, beginning in the third quarter 2014, which was partially offset by sales of new products and product lines in the sports nutrition segments of its business. Additionally, returns and promotions for the weight loss segment of the Company’s business in the second quarter increased in order to help reduce excess inventory levels of these products. As well, the Company incurred legal expenditures in the second quarter related to the merger with FitLife Brands (“FTLF”). As a result, net losses for the second quarter was ($522,712) or $(.04) per share compared with net income of $336,099 or $.02 per share in the previous year.

Total revenues (after returns, discount, and promotional trade allowances) for the first half 2015 were $5.918 million compared with revenues of $6.180 million in the first six months of 2015 resulting in a net loss of ($496,323) or a loss of ($ .04 ) per share compared with net income of $672,337 or $.05 in the prior year period.

“The past 12 months have been transformative for our business,” said Stephen Adelé, Founder and Chief Executive Officer of iSatori.   “The shift in our product mix sales were unexpected, but thankfully our team worked hard to offset more than $2.6-million in non-reoccurring revenues from the weight loss products decline and made up over $2.2-million in our sports nutrition product sales, thus leaving a deficit of $400-thousand in revenues for the first half of this year versus the prior year. And although gross margins are lower than we wished, our management team has taken significant action to help restore our gross margins over the next two quarters, back to levels that are more acceptable for operating profitably again. In the first six months of 2015, we made solid progress in several areas of our business operations to regain profitability. First, we have been very pleased with the acceptance of our new products in the retail marketplace and the results of our efforts to increase product distribution to new and expanded channels.  Our Energize product, for instance, is up 107.9% (or plus $738-thousand) in revenues over the same period in the prior year. We have made good progress in meeting demand for new Bio-Gro™ products, resulting in the reduction of most of our backlog in orders.  Our iSatori business is up 53% (or plus $1.5-million) over the same period in the prior year. We also substantially reduced our outstanding credit line balance with Colorado Business Bank and have paid a considerable amount of prepaid expenses.  This has resulted in less available working capital on hand. Despite these constraints, iSatori continues to make progress in the advancement of its sports nutrition product lines and will continue to pursue its strategic goals surrounding its growth brands.”

Company Highlights for the first six months of 2015 include:

Maximize Bio-Gro™ Bio-Active Peptides IP.

iSatori is committed to maximizing its intellectual property including the bio-active peptides found only in Bio-Gro™. The company presented its newest clinical study work on Bio-Gro™ at the most recent ISSN and NSCA scientific and sports national conferences in June and July 2015. Results of the study were positive and supported performance and safety. iSatori plans to continue to invest in its intellectual property.

New Product Development.

Since December 31, 2014, iSatori launched two new products to complement its growing Bio-Gro™ product line.  Pre-Gro™,  a pre-workout powder designed to deliver a high energy, muscle-building workout experience, fortified with patent-pending, clinically tested Bio-Gro™ Bio-Active Peptides and HydroMax® patented, stabilized glycerol designed to provide a noticeable muscle pump effect and  trigger new muscular growth. iSatori also launched a new flavor of Hyper-Gro®, Chocolate Peanut Butter, and expects to introduce additional flavors later in 2015.

New Distribution Customers.

In April, iSatori was notified by GNC that GNC planned to expand its stocking of iSatori Bio-Gro™, Hyper-Gro®, and Pre-Gro™ from 1,100 corporate stores up to approximately 3,000 corporate stores. The shipments for those orders were fulfilled in May and July respectively.

In the second quarter, iSatori placed its Energize 28-count tablet nationally at CVS Health drugstores and shipped initial purchase orders from Rite-Aid drugstores for its Energize product to increase distribution in Rite-Aid drugstores, from partial to full national distribution. This will increase iSatori’s retail footprint by adding more than 11,000+ retail stores to its domestic distribution—increasing the Company’s ACV (all commodity volume, a measure of maximum retail distribution volume) from 18.6% to 34.1%,  including such current retail distribution as Walmart, Walgreens, Super Value, Meijer, and other food, drug, and mass retailers.

Celebrity-Athlete Full Feature Movie.

In the first quarter of 2015, iSatori signed a multi-year endorsement agreement with CT Fletcher. Deemed one of the most influential and motivated fitness trainers of our time, CT Fletcher will be the center of a new feature film documentary, titled CT Fletcher: My Magnificent Obsession (Generation Iron//Film by Vlad Yudin, 2015). The movie is expected to premiere September 17, 2015, at the Palms Casino in Las Vegas, Nevada. Management at iSatori is excited about the new movie and with future product development opportunities relating to the agreement with CT Fletcher.

Condensed Balance Sheet (Unaudited)

	June 30,	December 31,
ASSETS	2015	2014
Current assets:
Cash and cash equivalents	$390,112	$738,725
Accounts receivable trade	1,349,065	925,506
Note receivables - current portion	23,593	28,939
Inventories	2,158,853	2,483,602
Assets held for sale	-	34,979
Prepaid expenses	772,552	217,668
Total current assets	4,694,175	4,429,419

Property and equipment:
Leasehold improvements	11,485	11,485
Furniture and fixtures	196,025	128,902
Office equipment	110,418	57,408
Computer equipment	332,171	332,171
Dies and cylinders	57,317	43,942
Less accumulated depreciation	(467,091)	(425,238)
Net property and equipment	240,325	148,670

Note receivable – net of current portion	52,695	52,695

Other assets:
Deferred tax asset, net	57,314	57,314
Deposits and other assets	33,799	45,207
Total other assets	91,113	102,521
Total assets	$5,078,308	$4,733,305

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Trade accounts payable	$1,905,258	$819,918
Accrued expenses	236,645	253,208
Deferred revenues	-	191,127
Deferred tax liability, net	57,314	57,314
Line of credit	1,275,000	1,620,519
Notes payable	211,321	15,708
Total current liabilities	3,685,538	2,957,794

Long-term liabilities
Derivative liability	-	152,849

Commitments and contingencies (Notes 1,2,5, and 6)

Stockholders' Equity:
Convertible preferred stock, $0.01 par value, 750,000 shares authorized; 22,500 shares issued and outstanding ($450,000 of liquidation value)	225	225
Common stock, $0.01 par value, 56,250,000 shares authorized; 13,368,791 shares issued and outstanding	133,688	129,093
Additional paid-in capital	5,058,077	4,796,241
Accumulated deficit	(3,799,220)	(3,302,897)
Total stockholders’ equity	1,392,770	1,622,662
Total liabilities and stockholders' equity	$5,078,308	$4,733,305

Condensed Statement of Operations (Unaudited)

	Three Month Period Ended		Six Month Period Ended
	June 30	June 30	June 30	June 30
	2015	2014	2015	2014
Revenues:
Product revenue (Net of returns and discounts)	$2,460,676	$2,877,496	$5,859,116	$6,096,740
Royalty revenue	18,774	30,501	37,993	63,127
Other revenue	9,442	10,370	20,607	19,767
Total revenue	2,488,892	2,918,367	5,917,716	6,179,634

Cost of sales	1,494,658	1,306,245	3,204,205	2,550,043
Gross profit	994,234	1,612,122	2,713,511	3,629,591

Operating Expenses:
Selling and marketing	497,720	477,413	1,123,165	1,260,101
Salaries and labor related expenses	586,531	600,968	1,205,785	1,248,381
Administration	374,983	299,775	700,359	513,753
Depreciation and amortization	25,176	20,015	48,260	39,144
Total operating expenses	1,484,410	1,398,171	3,077,569	3,061,379

Income (loss) from operations	(490,176)	213,951	(364,058)	568,212

Other income (expense)	10,741	204,642	(57,482)	234,842
Financing expense	(15,385)	(9,476)	(27,746)	(30,827)
Interest expense	(20,096)	(9,636)	(36,311)	(20,685)

Income (loss) before income taxes	(514,916)	399,481	(485,597)	751,542

Income tax expense	(7,796)	(63,382)	(10,726)	(79,205)

Net income (loss)	$(522,712)	$336,099	$(496,323)	$672,337

Net income (loss) per common share
Basic	$(0.04)	$0.03	$(0.04)	$0.05
Diluted	$(0.04)	$0.02	$(0.04)	$0.05

Weighted average shares outstanding:
Basic	13,371,791	12,886,401	13,089,814	12,883,026
Diluted	13,371,791	13,686,754	13,089,814	13,714,797

A complete report of the Company's (GAAP) financial results for the quarter  and six months ended June 30, 2015, will be available via its quarterly report filed with the Securities and Exchange Commission on Form 10-Q in the coming weeks.

About iSatori, Inc.

iSatori is a consumer products firm that develops and sells scientifically engineered nutritional products through online marketing, Fortune 500 retailers, and thousands of retail stores around the world. The Company is headquartered in Golden, Colorado, and its common stock trades on the OTCQB under the symbol "IFIT." More information about the Company is available at http://www.isatori.com.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction in connection with the proposed merger of iSatori, Inc. with FitLife Brands, Inc. (“FitLife”) or otherwise, nor shall there be any sale, issuance, or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Information Has Been and Will Be Filed with the SEC

FitLife has filed with the SEC a registration statement on Form S-4 that includes a preliminary Proxy Statement of iSatori that also constitutes a preliminary prospectus of FitLife. The registration statement has not yet become effective. FitLife and iSatori plan to mail the definitive Proxy Statement/Prospectus to iSatori’s shareholders in connection with the transaction. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ISATORI, FITLIFE, THE TRANSACTION, AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the definitive Proxy Statement/Prospectus and other documents filed with the SEC by iSatori and FitLife through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the definitive Proxy Statement/Prospectus and other documents filed by iSatori with the SEC by contacting the Corporate Secretary at 15000 W. 6th Avenue, Golden, CO  80401 or by calling 303.215.9174, and will be able to obtain free copies of the definitive Proxy Statement/Prospectus and other documents filed by FitLife by contacting FitLife’s Chief Financial Officer at 4509 143rd Street, Suite 1., Omaha, NE 68137 or by calling 402.333.5260.

Participants in the Solicitation

iSatori and FitLife and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of iSatori in respect of the transaction described the Proxy Statement/Prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of iSatori in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive Proxy Statement/Prospectus when it is filed with the SEC. Information regarding iSatori’s directors and executive officers is contained in iSatori’s Annual Report on Form 10-K for the year ended December 31, 2014, which is filed with the SEC. Information regarding FitLifes’s directors and executive officers is contained in FitLife’s Annual Report on Form 10-K for the year ended December 31, 2014 and its Proxy Statement on Schedule 14A, dated May 4, 2015, which are filed with the SEC.

Forward-Looking Statements

Statements made in this news release relating to the Company's future sales, expenses, revenue, product developments, and all other statements except statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will," "potential," and similar terms and phrases to identify forward-looking statements in this press release. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are both subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the timing and extent of changes in demand for the Company's products, the availability and price of ingredients necessary to manufacture such products, and the outcome of any current or future litigation regarding such products or similar products of competitors. Please see our Risk Factor disclosures included in our Registration Statement on Form S-1, as amended, initially filed with the Securities and Exchange Commission on April 30, 2013, and in subsequent filings with the Securities and Exchange Commission. All future written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this press release. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this press release.